UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

ChemoCentryx, Inc, (the “Company”) previously announced that the $45.0 million non-refundable milestone payment received in the first quarter of 2022 in connection with the TAVENOS approval in the European Union will be recognized as collaboration revenue under accounting guidelines, including ASC606. Such recognition will occur over an estimated four year period, subject to adjustment from time to time.

This results from the Company and Vifor Fresenius Medical Care Renal Pharma Ltd. (the “VFMCRP”) having conditionally nominated lupus nephritis in the first quarter of 2022 as the third and final indication under the Collaboration and License Agreement, dated May 9, 2016 as amended, pursuant to which the Company granted VFMCRP an exclusive license to commercialize the Company’s proprietary C5aR inhibitor CCX168, and now approved as TAVNEOS® (avacopan).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: May 3, 2022
	By:	/s/ Susan M. Kanaya
Name: Susan M. Kanaya
Title: Executive Vice President
Chief Financial and Administrative Officer and Secretary